Exhibit 99.1

14519 Peacock Hill NW, Gig Harbor, WA 98332

February 15, 2022

Contact: Yvonne Kingman, (310) 257-1434

For Immediate Release

Washington Water Service Enters into Agreement

to Acquire Driftwood Valley Water

GIG HARBOR, Wash.—Washington Water Service (Washington Water), a subsidiary of California Water Service Group (Group), signed an agreement to acquire the water utility assets of Driftwood Valley Association. The acquisition is subject to satisfaction of customary closing conditions and approval by the Washington Utilities and Transportation Commission (WUTC).

Driftwood Valley Water, owned and operated by the homeowners association, currently serves 62 customers in Yelm, Wash., located in Thurston County. Washington Water will also provide service to new customers in the association as its 21 empty lots are developed.

“We appreciate the confidence Driftwood Valley Association has in us to serve its residents and look forward to working with its team and the WUTC to complete the transaction,” said Martin A. Kropelnicki, Group President and Chief Executive Officer. “We are committed to providing quality, service, and value to all of our Washington Water customers and also look forward to ultimately delivering the same to Driftwood Valley residents.”

About Washington Water Service and California Water Service Group

Washington Water Service provides regulated water utility service to 36,000 customer connections in Clallam, Jefferson, Kitsap, Mason, Pierce, King, San Juan, and Thurston counties, as well as wastewater service on Orcas Island.  Washington Water is a wholly owned subsidiary of California Water Service Group, which also includes California Water Service, Hawaii Water Service, New Mexico Water Service, and Texas Water Service, a utility holding company. Together, these companies provide regulated water and wastewater utility service to more than 2 million people in over 100 California, Hawaii, New Mexico, Texas, and Washington communities. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: ability to close the acquisition of Driftwood Valley Water, integrate the business, and operate the Driftwood Valley system in an effective and accretive manner; natural disasters, public health crises, pandemics, epidemics or outbreaks of a contagious disease, such as the outbreak of coronavirus (or COVID-19); governmental and regulatory commissions' decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth trends; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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